Exhibit 99.1

Reliance Global Group Launches Beta Version of Advanced Quote & Bind InsurTech Solution for Commercial Policies, Ahead of Schedule

New AI-powered feature launches early, positioning RELI Exchange for substantial premium growth and commission revenue boost

LAKEWOOD, N.J., September 30, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance”, “we” or the “Company”) today announced the official launch of the beta version of its highly anticipated AI-powered Quote & Bind InsurTech solution for commercial policies. Initially scheduled for release in Q4 2024, the new solution has been launched ahead of schedule, giving RELI Exchange agency partners immediate access to this cutting-edge technology.

The solution, now live on the RELI Exchange platform, enables agents to generate real-time quotes and bind commercial insurance policies instantly from their dashboard. This advanced system covers a wide range of commercial insurance lines, including workers’ compensation, general liability, cyber liability, business owner’s policies, and executive coverages such as directors & officers (D&O) insurance and employment practices liability insurance (EPLI).

The early launch of the Quote & Bind solution is set to rapidly enhance revenue streams for RELI Exchange partners by streamlining the traditionally labor-intensive quoting process for commercial policies. Agents can now offer clients faster, more competitive quotes and bind coverage instantly, transforming how commercial insurance is transacted with the help of AI automation.

With the solution now in beta, RELI Exchange is already gathering valuable feedback from its users to refine and enhance the platform. The Company expects this AI-driven feature to contribute significantly to premium volume growth and anticipates millions of dollars in new premiums being added to its books in the coming year.

Ezra Beyman, Chairman and CEO of Reliance, commented, “We are excited to have officially launched our beta version of the AI-powered Quote & Bind solution ahead of schedule, marking a major step forward for both our company and agency partners. By delivering this innovative tool early, we are providing our agents with the ability to capitalize on new revenue opportunities now. The solution’s ability to quote and bind larger commercial policies seamlessly is expected to boost agent efficiency and generate significant premium growth for the Company with minimal operational overhead. This early launch further reinforces our commitment to delivering state-of-the-art technology to our agency partners, and empowering them to succeed in an increasingly competitive market.”

Moshe Fishman, Director of Insurtech and Operations at Reliance, added, “The early launch of this feature is a game-changer for our agents, allowing them to tap into lucrative commercial policy markets with ease. The ability to quote and bind these larger policies with AI-based automation not only increases efficiency but also creates tremendous revenue potential. Just one commercial policy can have the same impact as dozens of smaller policies, meaning agents can add substantial premiums to their books with minimal effort. We believe this positions both our agents and Reliance for exponential growth in the coming months and years.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

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Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com